EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-148502 of Alliant Techsystems Inc. on Form S-8 of our report dated June 23, 2010, relating to the financial statements and financial statement schedule of Alliant Techsystems Inc. 401(k) Plan appearing in this Annual Report on Form 11-K of the Alliant Techsystems Inc. 401(k) Plan for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

June 23, 2010